UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2022

ENTASIS THERAPEUTICS HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38670	82-4592913
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

35 Gatehouse Drive
Waltham, Massachusetts 02451
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (781) 810-0120

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on July 11, 2022 of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 23, 2022, by and among Entasis Therapeutics Holdings Inc., a Delaware corporation (“Entasis” or the “Company”), Innoviva, Inc., a Delaware corporation (“Parent” or “Innoviva”), and Parent’s wholly owned subsidiary, Innoviva Merger Sub, Inc., a Delaware corporation (“Purchaser”), pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of July 11, 2022, immediately following consummation of the Merger, the Company terminated the Company’s Amended and Restated Stock Incentive Plan (amended and restated as of December 5, 2017) and the Company’s 2018 Equity Incentive Award Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on June 7, 2022, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), other than Shares held by Parent or Purchaser, at a price of $2.20 per Share in cash (the “Offer Price”), without interest and subject to any applicable withholding of taxes.

The Offer expired at 5:00 p.m., New York City time on Thursday, July 7, 2022. Computershare Trust Company, N.A., in its capacity as Depositary, advised that a total of 11,671,662 Shares were tendered and not validly withdrawn pursuant to the Offer, which, after excluding the 56,072 Shares tendered by the Company’s Chief Executive Officer, represented approximately 60.45% of the Shares outstanding as of the expiration of the Offer, excluding the Shares beneficially owned by Parent, Purchaser and the Company’s Chief Executive Officer (the “Excluded Holders”). The number of Shares validly tendered and not validly withdrawn pursuant to the Offer by persons other than the Excluded Holders and the Company’s Chief Executive Officer satisfied the Minimum Condition, and each other condition to the Offer was satisfied or waived. Immediately following expiration of the Offer, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn and indicated that it will promptly pay for all such Shares consistent with the Offer to Purchase.

On July 11, 2022, following consummation of the Offer, Purchaser merged with and into the Company, with the Company as the Surviving Corporation. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held by the Parent or Purchaser or by stockholders of the Company who had properly exercised and perfected their demands for appraisal under the DGCL) was converted into the right to receive $2.20 in cash, without any interest thereon and subject to any withholding of taxes.

The aggregate consideration paid by Purchaser in the Offer and Merger to purchase all outstanding Shares (other than the Shares held by the Parent or Purchaser or by stockholders of the Company who have properly exercised and perfected their demands for appraisal under the DGCL), was approximately $42,395,047.20. Parent provided Purchaser with the funds necessary to complete the Offer and the Merger and to pay related transaction fees and expenses at the closing of the Merger.

As a result of the Merger, (i) each option to purchase Shares (an “Entasis Option”) with an exercise price that was less than the Offer Price that was outstanding immediately prior to the Effective Time was terminated and cancelled immediately prior to the Effective Time and converted into the right to receive a lump sum cash payment equal in amount to (a) the number of Shares underlying such Entasis Option as of immediately prior to the Effective Time, multiplied by (b) an amount equal to (x) the Merger Consideration, minus (y) the exercise price of such Entasis Option, net of any taxes withheld pursuant to the Merger Agreement; (ii) each Entasis Option with an exercise price greater than or equal to the Offer Price that was outstanding immediately prior to the Effective Time was terminated and cancelled immediately prior to the Effective Time in exchange for no consideration; (iii) each restricted stock unit with respect to the Shares (an “Entasis RSU”) that was outstanding (other than Entasis RSUs held by directors that vested due to the effects of the Merger, which were converted into the right to receive the Merger Consideration) was terminated and cancelled immediately prior to the Effective Time and converted into the right to receive a number of restricted stock units under Innoviva’s 2012 Equity Incentive Plan (rounded up to the nearest whole share) equal to (x) the number of Shares subject to such Entasis RSU immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, divided by (z) the volume weighted average price for a share of common stock of Innoviva on the Nasdaq Global Select Market for the ten Business Days prior to the Closing Date as displayed on Bloomberg (the “10-day Parent Stock VWAP”) with terms and conditions that are similar to the Entasis RSUs for which they were exchanged, except for certain changes to the vesting schedule and conditions and changes to such terms and conditions as do not adversely impact the rights of the holder thereof; and (iv) each third party warrant to purchase Shares that was issued and outstanding immediately prior to the Effective Time was replaced by a replacement warrant issued by Innoviva at the Effective Time (each, a “Replacement Warrant”).

The foregoing summary of the principal terms of the Merger Agreement does not purport to be a complete description of such agreement and the rights and obligations of the parties thereunder. The summary is qualified in its entirety to the full copy of the Merger Agreement which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on May 23, 2022 and incorporated in this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (i) notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) halt trading in the Shares following market close on the evening of July 8, 2022, and suspend the Shares from listing on Nasdaq prior to the opening of trading on July 11, 2022, and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended and the Shares be deregistered under Section 12(g) of the Exchange Act, at the time such filing is permitted under SEC rules.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser as of immediately prior to the Effective Time became the directors of the Surviving Corporation.

Pavel Raifeld (age 38) and Marianne Zhen (age 53) assumed the roles of directors of the Surviving Corporation. The information required by Item 5.02 of Form 8-K regarding the new directors of the Company has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, filed by Purchaser and Parent with the SEC on June 7, 2022.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as amended from time to time, was amended and restated in its entirety as set forth on Exhibit D to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”), and the Company’s amended and restated bylaws were amended and restated to read in their entirety as the bylaws of Purchaser immediately prior to the Effective Time (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 23, 2022, among the Company, Parent and Purchaser (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 23, 2022)

3.1	Amended and Restated Certificate of Incorporation of the Company (filed herewith)

3.2	Amended and Restated Bylaws of the Company (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Entasis Therapeutics Holdings Inc.

Date: July 11, 2022	By:	/s/ Elizabeth M. Keiley
	Name:	Elizabeth M. Keiley
	Title:	General Counsel